EXHIBIT 10.1

FORM OF

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”) is made and entered into as of October 1, 2019, by and among Citizen Energy Operating, LLC, a Delaware limited liability company (“Parent”), Citizen Energy Pressburg Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), Roan Resources, Inc., a Delaware corporation (the “Company”) and the undersigned holders (each, a “Holder” and collectively, the “Holders”) of shares of Class A common stock, par value $0.001 per share (“Company Common Stock”), of the Company. The parties to this Agreement are sometimes referred to herein collectively as the “parties,” and individually as a “party.” Capitalized terms used herein without definition shall have the respective meanings specified in the Merger Agreement (as defined below).

RECITALS

WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of the date hereof, by and among Parent, Merger Sub and the Company (as may be amended from time to time in accordance with this Agreement, the “Merger Agreement”), Merger Sub will be merged with and into the Company with the Company surviving as the surviving corporation (the “Merger”), on the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, each Holder is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of the number of shares of Company Common Stock as indicated opposite such Holder’s name on Schedule I attached hereto (the “Shares”);

WHEREAS, the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock (as of the record date for the Company Meeting) is a condition to the consummation of the Merger; and

WHEREAS, concurrently with the execution and delivery of the Merger Agreement, and as a condition and inducement to Parent’s, Merger Sub’s and the Company’s willingness to enter into the Merger Agreement, the Holders have agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereto agree as follows:

ARTICLE I

VOTING;

GRANT AND APPOINTMENT OF PROXY

Section 1.1 Voting. Each Holder hereby agrees that, from the date of this Agreement and until the Expiration Time (as defined in Article V), at any meeting (whether annual or special and each adjourned or postponed meeting) of the Company Stockholders, however called, each Holder (in such capacity and not in any other capacity) will (i) appear at such meeting or otherwise cause all of the Shares owned by such Holder (whether beneficially or of record) to be counted as present thereat for purposes of calculating a quorum and (ii) vote or cause to be voted (including by proxy or written consent, if applicable) all of the Shares owned by such Holder (whether beneficially or of record):

(a) with respect to each meeting at which a vote of Holders on the Merger is requested (a “Merger Proposal”), in favor of such Merger Proposal (and, in the event that such Merger Proposal is presented as more than one proposal, in favor of each proposal that is part of such Merger Proposal), and in favor of any other matter presented or proposed for approval of the Merger or any part or aspect thereof or any other transactions or matters contemplated by the Merger Agreement;

(b) against any Alternative Proposal, without regard to the terms of such Alternative Proposal, or any other transaction, proposal, agreement or action made in opposition to adoption of the Merger Agreement or in competition or inconsistent with the Merger and the other transactions or matters contemplated by the Merger Agreement;

(c) against any other action, agreement or transaction that is intended, that would reasonably be expected, or the effect of which would reasonably be expected, to materially impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement or the performance of its obligations under this Agreement, including any of the following: (i) any extraordinary transaction, such as a merger, consolidation or other business combination involving the Company; (ii) a sale, lease or transfer of all or substantially all of the assets of the Company, or a reorganization, recapitalization or liquidation of the Company; or (iii) any material change in the present capitalization or distribution policy of the Company or any amendment or other change to the Company Charter, Company Bylaws or other organizational documents of the Company or its Subsidiaries, excluding, in each such case, (A) any action, agreement or transaction that is approved in writing by Parent, (B) the Merger and (C) any other transaction that is expressly contemplated by or provided for in the Merger Agreement;

(d) against any action, proposal, transaction or agreement that would reasonably be expected to result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, that would result in the failure of any condition set forth in Section 8.1 or Section 8.2 of the Merger Agreement to be satisfied, or of such Holder contained in this Agreement; and

(e) in favor of any other matter necessary to the consummation of the transactions expressly contemplated by the Merger Agreement, including the Merger and any adjournment or postponement of the Company Meeting (clauses (a) through (e) of this Section 1.1, the “Required Votes”).

Section 1.2 Restrictions on Transfers. Each Holder hereby agrees that, from the date hereof until the Expiration Time, it shall not, directly or indirectly, except in connection with the consummation of the Merger or as provided in clauses (x) or (y) in this Section 1.2, (a) sell, transfer, assign, tender in any tender or exchange offer, pledge, encumber, hypothecate or similarly dispose of (by merger, by testamentary disposition, by operation of Law or otherwise), either voluntarily or involuntarily, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, Lien, hypothecation or other disposition of (by merger, by testamentary disposition, by distributions in kind, by operation of Law or otherwise), any Shares, (b) deposit any Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy, consent or power of attorney with respect thereto other than, and that is inconsistent with, this Agreement, (c) take or permit any other action that would in any way restrict, limit or interfere with the performance of such Holder’s obligations hereunder or the transactions contemplated hereby or otherwise make any representation or warranty of such Holder herein untrue or incorrect in any material respect applicable or (d) agree (regardless of whether in writing) to take any of the actions referred to in the foregoing clause (a), (b) or (c); provided, however, a Holder may: (x) transfer Shares to Affiliates or to a trust established for the benefit of the Holder or any of its Affiliates if, as a condition to such transfer, the recipient agrees in writing to be bound by this Agreement and delivers a copy of such executed written agreement to Parent prior to the consummation of such transfer; (y) transfer Shares with Parent’s prior written consent; or (z) encumber, pledge or hypothecate the Shares pursuant to Liens that will be discharged at or prior to the Effective Time (provided, that (i) such Holder retains the right to vote such Shares for so long as such Shares remain encumbered, pledged or hypothecated and not foreclosed upon in connection with a default by the Holder and (ii) any foreclosure, or transfer in lieu of foreclosure, of shares subject to an encumbrance, pledge or hypothecation shall be deemed a transfer of the Shares pursuant to this Section 1.2, and as a condition to such transfer, the party seeking to foreclose shall agree in writing to be bound by this Agreement and deliver a copy of such executed written Agreement to Parent prior to the consummation of such transfer). Nothing in this Agreement shall prohibit direct or indirect transfers of equity or other interests in any Holder. Any sale, transfer, assignment, tender, pledge, hypothecation or other disposition in violation of this Section 1.2 shall be null and void.

ARTICLE II

NO SOLICITATION; CAPACITY

Section 2.1 No Solicitation.

(a) Each Holder will, and will cause its Subsidiaries and its and their respective directors, officers, and employees, and will use reasonable best efforts to cause their respective other Representatives to, immediately cease and cause to be terminated any discussions or negotiations with any Person (other than Parent and Merger Sub) conducted heretofore or that may be ongoing with respect to any inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to, an Alternative Proposal, and request the return or destruction of all confidential information previously provided to such Persons by or on behalf of such Holder or its Subsidiaries. Each Holder agrees that it shall promptly inform its Representatives of the obligations undertaken in this Section 2.1. Except as permitted by this Section 2.1, each Holder will not, and will cause its Subsidiaries and its and their respective directors, officers and employees, and will use reasonable best efforts to cause their respective other Representatives not to, and shall not publicly announce any intention to, directly or indirectly, (i) initiate, solicit, knowingly encourage, knowingly induce or knowingly facilitate (including by way of furnishing information) any proposal or offer or any inquiries regarding the making of any proposal or offer, including any proposal or offer to its or the Company’s stockholders, that constitutes, or would be reasonably be expected to lead to, an Alternative Proposal; (ii) participate or engage in or otherwise knowingly facilitate any discussions or negotiations regarding, or furnish to any Person any information or data relating to the Company or any of its Subsidiaries or afford access to the properties, books or records of the Company or any of its Subsidiaries to any Person, in connection with or for the purpose of encouraging or facilitating, any inquiry, proposal or offer that constitutes, or would be reasonably be expected to lead to, an Alternative Proposal; (iii) approve, endorse or recommend (or propose to approve, endorse or recommend) any inquiry, proposal or offer that constitutes, or would be reasonably be expected to lead to, an Alternative Proposal; (iv) enter into any letter of intent, term sheet, memorandum of understanding, merger agreement, acquisition agreement, exchange agreement or any other agreement (whether binding or not) with respect to any inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to, an Alternative Proposal or requiring the Company to abandon, terminate or fail to consummate the Merger or any other transaction contemplated by this Agreement; or (v) resolve or agree to do any of the foregoing. Without limiting the foregoing, the parties hereby acknowledge and agree that a breach in any respect of the restrictions in this Section 2.1 applicable to such Holder by any of such Holder’s Affiliates and its and their Representatives, to the extent acting at such Holder’s direction, shall be deemed to be a breach of this Section 2.1 by such Holder.

(b) In addition to the obligations of each Holder set forth in this Section 2.1, each Holder will promptly (and in no event later than twenty-four (24) hours after receipt) notify Parent in writing of any Alternative Proposal or any offer, proposal or request for discussions or negotiations regarding an Alternative Proposal (and any changes thereto) or non-public information relating to the Company or any of its Subsidiaries that could reasonably be expected to lead to or in connection with an Alternative Proposal, including the identity of the Person making the Alternative Proposal or offer, proposal, inquiry or request and (i) if it is in writing, a copy of any such Alternative Proposal or inquiry, request, offer or proposal and any related draft agreements or (ii) if not made in writing, the material terms and conditions of any such Alternative Proposal. Such Holder will keep Parent reasonably informed on a prompt basis of material developments with respect to any such Alternative Proposal, including material changes to the status and materials terms of any such proposal or offer (including any material amendments thereto or any material change to the scope or material terms or conditions thereof).

(c) To the extent the Company complies with its obligations under Section 6.3(b) of the Merger Agreement and participates in discussions or negotiations with a Person regarding an Alternative Proposal, any Holder and/or any of its Representatives may engage in discussions or negotiations with such Person to the extent that the Company can act under Section 6.3(b) of the Merger Agreement.

Section 2.2 Capacity. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall limit or restrict a Holder, or any affiliate, employee or designee of a Holder, who is a director or officer of the Company or any of its Subsidiaries from acting in such capacity or fulfilling the obligations of such office, including by voting, in his or her capacity as a director, officer, employee or agent of the Company or any of its Subsidiaries’, in the Holder’s, or its affiliate’s, employee’s or designee’s, sole discretion on any matter. In this regard, a Holder shall not be deemed to make any agreement or understanding in this Agreement in such Holder’s capacity as a director or officer of the Company. Each Holder is executing this Agreement solely in the Holder’s capacity as a beneficial holder of Shares.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND COVENANTS

OF THE HOLDERS

Section 3.1 Representations and Warranties. Each Holder severally and not jointly represents and warrants to Parent, Merger Sub and the Company as follows:

(a) As of the date of this Agreement and except as disclosed in the Holders’ Schedule 13G or 13D filed with the SEC or in the Company SEC Documents: (i) such Holder is the beneficial owner (as defined in Rule 13d-3 of the Exchange Act) of the number of Shares indicated opposite such Holder’s name on Schedule I hereto; (ii) such Holder has good title to such Shares free and clear of any Liens (other than Permitted Liens); (iii) such Holder has sole unrestricted voting power with respect to such Shares, and full power of disposition, full power to issue instructions with respect to the matters set forth herein and full power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Holder’s Shares; and (iv) none of the Shares is subject to any voting trust or other agreement, arrangement, or restriction with respect to the voting of the Shares to the extent such Shares have voting rights. The number of Shares indicated opposite such Holder’s name on Schedule 1 are the only equity interests in the Company beneficially owned (as defined in Rule 13d-3 of the Exchange Act) by such Holder as of the date of this Agreement, and such Holder neither holds nor has any beneficial ownership in any other equity interests in the Company.

(b) If such Holder is an entity, such Holder is duly organized and validly existing in good standing under the Laws of the jurisdiction in which it is incorporated or constituted. The consummation of the transactions expressly contemplated by this Agreement are within such Holder’s entity power and have been duly authorized by all necessary entity actions on the part of such Holder. Such Holder has all requisite power and authority to execute and deliver, and perform its obligations under, this Agreement and to consummate the transactions contemplated by this Agreement.

(c) This Agreement has been duly and validly executed and delivered by such Holder. Assuming the due authorization, execution and delivery by Parent and Merger Sub of this Agreement, this Agreement constitutes a legal, valid and binding agreement of such Holder, enforceable against such Holder in accordance with its terms, except as enforcement may be limited by general principles of equity (whether applied in a court of law or a court of equity) and by bankruptcy, insolvency, and similar Laws affecting creditors’ rights and remedies generally.

(d) The execution and delivery of this Agreement by such Holder does not, and the performance by such Holder of its obligations under this Agreement will not: (i) violate any Law applicable to such Holder or such Holder’s Shares, (ii) except as may be required by the rules and regulations of the NYSE, the Securities Act, and applicable securities Laws, require any consent, approval, order, authorization or other action by, or filing with or notice to, any Person (including any Governmental Authority) under, give rise to any right of termination, cancellation or acceleration under, result in the creation of any Lien on any of the Shares, or constitute a default (with or without the giving of notice or the lapse of time or both) under, any Contract, agreement, trust, commitment, order, judgment, writ, stipulation, settlement, award, or decree or other instrument binding on such Holder or any applicable Law, or (vii) if such Holder is an entity, violate any provision of any charter, bylaw or other organizational document of such Holder.

(e) As of the date of this Agreement there is no Proceeding pending against, or to the knowledge of such Holder, threatened against such Holder or any of such Holder’s properties or assets (including the Shares) that would reasonably be expected to prevent, delay or impair the consummation by such Holder of the transactions contemplated by this Agreement, or otherwise impair such Holder’s ability to perform its obligations under this Agreement.

(f) Such Holder has had the opportunity to review the Merger Agreement and this Agreement with counsel of such Holder’s own choosing. Such Holder understands and acknowledges that Parent, Merger Sub and the Company are entering into the Merger Agreement in reliance upon such Holder’s execution, delivery and performance of this Agreement.

(g) No broker, finder, investment banker or financial advisor is entitled to any brokerage, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses, in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Holder for which the Company, Parent or Merger Sub would be responsible, except as expressly set forth in the Merger Agreement.

Section 3.2 Covenants. Each Holder hereby:

(a) irrevocably waives, and agrees not to exercise, any rights of appraisal or rights of dissent (including pursuant to Section 262 of the DGCL) in respect of such Holder’s Shares that may arise with respect to the Merger;

(b) agrees to promptly notify Parent of the number of any additional Shares acquired by such Holder or any of its Subsidiaries after the date hereof and prior to the Expiration Time; and, for the avoidance of doubt, any such Shares shall be subject to the terms of this Agreement as though owned by such Holder on the date hereof;

(c) agrees not to commence or join in, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Merger Sub, the Company or any of their respective successors (i) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement (other than in connection with any breach of this Agreement by Parent, Merger Sub or the Company) or (ii) alleging breach of any fiduciary duty of any Person in connection with the negotiation and entry into the Merger Agreement;

(d) agrees, from the date hereof until the Expiration Time, Holder will not, and will not permit any entity under Holder’s control to, deposit any of the Shares in a voting trust, grant any proxies with respect to the Shares, or subject any of the Shares to any arrangement with respect to the voting of the Shares other than agreements entered into with Parent and Merger Sub; and

(e) shall and does authorize the Company or its counsel to notify the Company’s transfer agent that there is a stop transfer order with respect to all of the Shares (and that this Agreement places limits on the voting and transfer of such Shares); provided, however, that the Company or its counsel further notifies the Company’s transfer agent to lift and vacate the stop transfer order with respect to the Shares following the Expiration Time.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

OF PARENT AND MERGER SUB

Section 4.1 Representations and Warranties of Parent and Merger Sub1. . Each of Parent and Merger Sub represents and warrants to each Holder and the Company as follows:

(a) Each of Parent and Merger Sub is duly incorporated and validly existing in good standing under the Laws of the jurisdiction in which it is incorporated or constituted. The consummation of the transactions expressly contemplated by this Agreement are within each of Parent’s and Merger Sub’s entity power and have been duly authorized by all necessary entity actions on the part of each of Parent and Merger Sub. Each of Parent and Merger Sub has all requisite power and authority to execute and deliver, and perform its obligations under, this Agreement and to consummate the transactions expressly contemplated by this Agreement.

(b) This Agreement has been duly and validly executed and delivered by Parent and Merger Sub. Assuming the due authorization, execution and delivery by Holder of this Agreement, this Agreement constitutes a valid and binding agreement of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, except as enforcement may be limited by general principles of equity (whether applied in a court of law or a court of equity) and by bankruptcy, insolvency, and similar Laws affecting creditors’ rights and remedies generally.

(c) The execution and delivery of this Agreement by each of Parent and Merger Sub, and the performance by Parent and Merger Sub of its respective obligations hereunder, does not violate: (i) any Law to which such party is subject; or (ii) any charter, bylaw or other organizational document of Parent or Merger Sub.

(d) To the knowledge of Parent and Merger Sub, there is no Proceeding pending against, or threatened in writing against Parent or Merger Sub that would prevent, delay or impair the consummation by Parent or Merger Sub of the transactions expressly contemplated by this Agreement, or otherwise impair its ability to perform its respective obligations hereunder.

ARTICLE V

TERMINATION; DISCLOSURE

Section 5.1 Termination. This Agreement shall terminate and be of no further force or effect upon the earliest to occur of: (a) the Effective Time; (b) the termination of the Merger Agreement pursuant to and in compliance with Section 9.1 therein; (c) the date of any modification or amendment to, or the waiver of any provision of, the Merger Agreement, as in effect on the date hereof, that reduces the amount, changes the form of consideration payable, or otherwise adversely affects such Holder of the Company in any material respect; (d) a Change in Recommendation as permitted by and in compliance with Section 6.3 of the Merger Agreement; (e) the effectiveness of a written agreement executed by the parties to this Agreement to terminate this Agreement or (f) the election of any Holder to terminate this Agreement if the Effective Time has not occurred on or before April 7, 2020 (the earliest of such times, the “Expiration Time”). Notwithstanding the preceding sentence, this Article V and Article VI shall survive any termination of this Agreement. Upon the valid termination or expiration of this Agreement in accordance with this Section 5.1, no party shall have any further obligations or liabilities under this Agreement; provided that any party’s liability resulting from a breach of this Agreement prior to the Expiration Time shall survive the termination of this agreement.

Section 5.2 Disclosure. Subject to the terms of this Section 5.2, each Holder shall permit the Company, Parent and Merger Sub to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that Parent or Merger Sub reasonably determines to be necessary in connection with the Merger and any other transactions expressly contemplated by the Merger Agreement, such Holder’s identity and ownership of Shares and the nature of such Holder’s commitments, arrangements, and understandings under this Agreement. The Company, Parent or Merger Sub, as applicable, shall give the Holders reasonable advance notice prior to any such disclosure or publication and provide at the same time a copy of any such disclosure or publication to the Holders to the extent reasonably practicable and permitted by applicable Law. Each of Parent and Merger Sub shall accept all reasonable comments provided by the Holder with respect to any such disclosure or publication. Each Holder acknowledges that, subject to the terms of this paragraph, Parent, Merger Sub and the Company may file this Agreement or a form hereof with the SEC or any other Governmental Authority. Each Holder agrees to promptly notify Parent of any required corrections with respect to any written information supplied by it specifically for use in any such disclosure document, if and to the extent that such Holder shall become aware that any such information shall have become false or misleading in any material respect. Except as required by applicable Law, no Holder shall make any public announcement regarding this Agreement, the Merger Agreement or the Transactions without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed). Nothing in this Agreement shall prohibit any Holder from amending any Schedule 13D or Schedule 13G in respect of this Agreement.

ARTICLE VI

MISCELLANEOUS

Section 6.1 Expenses. All fees, costs and expenses (including attorneys’, auditors’ and financing fees, if any) incurred in connection with the preparation, execution and delivery of this Agreement and compliance herewith shall be paid by the party incurring such expenses, whether or not the Merger is consummated.

Section 6.2 Notices. All notices and other communications hereunder will be in writing and deemed given if (a) delivered personally to the party to be notified; (b) received when sent by e-mail or by facsimile transmission by the party to be notified, provided that notice given by e-mail or by facsimile shall not be effective unless either (i) a duplicate copy of such e-mail or facsimile notice is promptly given by one of the methods described in this Section 6.2 or (ii) the receiving party delivers a written confirmation of receipt for such notice either by e-mail or facsimile or any other method described in this Section 6.2; or (c) delivered by a nationally recognized overnight courier or registered or certified mail (return receipt requested), postage prepaid, with confirmation of delivery, in each case, to the parties at the addresses listed below (or at such other address for a Party as specified by like notice, provided, that notices of a change of address will be effective only upon receipt thereof):

If to Parent or Merger Sub, to:

c/o Citizen Energy Operating, LLC

320 S. Boston Ave., Suite 900

Tulsa, Oklahoma 74103

Attn: Tim Helms

Email: Tim@ce2ok.com

With a copy to (which does not constitute notice):

Latham & Watkins LLP

811 Main Street, Suite 3700

Houston, Texas 77002

Attention: Ryan J. Maierson

Email:     Ryan.maierson@lw.com

If to Holders:

[___________]

Attention: [___________]

Email: [___________]

With a copy to (which does not constitute notice):

[___________]

Attention: [___________]

Email: [___________]

If to the Company:

Roan Resources, Inc.

14701 Hertz Quail Springs Pkwy

Oklahoma City, Oklahoma 73134

Attention: David Edwards

Email: david.edwards@roanresources.com

With a copy to (which does not constitute notice):

Vinson & Elkins L.L.P.

1001 Fannin Street, Suite 2500

Houston, Texas 77002

Attention: Stephen M. Gill

                  Alan Beck

Email: sgill@velaw.com; abeck@velaw.com

Section 6.3 Amendments; Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed (i) in the case of an amendment, by Parent, Merger Sub, each Holder and the Company and (ii) in the case of a waiver, by the party (or parties) against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No waiver of any provision of this Agreement by any party shall be deemed a waiver of any other provision by such party, nor shall any such waiver be deemed a continuing waiver of any provision by such party. Any amendment or waiver effected in accordance with this Section 6.3 shall be binding upon the parties and their respective successors and assigns.

Section 6.4 Assignment. Except as set forth in Section 1.2, this Agreement shall be binding upon, and inure to the benefit of, the respective parties and their permitted successors, assigns, heirs, executors, administrators, and other legal representatives, as the case may be. This Agreement may not be assigned by any party without the prior written consent of the other parties to this Agreement. Notwithstanding the foregoing, Parent may assign its rights and obligations under this Agreement to any Affiliate of Parent, so long as Parent remains liable for its obligations hereunder.

Section 6.5 No Partnership, Agency, or Joint Venture. This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between the parties hereto.

Section 6.6 Entire Agreement. This Agreement, together with Schedule I, the Merger Agreement and the other documents and certificates delivered pursuant hereto and thereto, constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter of this Agreement.

Section 6.7 No Third-Party Beneficiaries. Subject to Section 6.4, the provisions of this Agreement are binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and permitted assigns.

Section 6.8 Governing Law; Venue. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of Laws. In any action or proceeding arising out of or relating to this Agreement or any of the transactions expressly contemplated by this Agreement, each of the parties: (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Delaware Court of Chancery located in Wilmington, Delaware and any appellate court therefrom (the “Chosen Courts”); (b) irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 6.2; and (c) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from the Chosen Courts. A final non-appealable judgment from the Chosen Courts in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

Section 6.9 Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING IN WHOLE OR IN PART UNDER, RELATED TO, BASED ON, OR IN CONNECTION WITH, THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN TORT OR CONTRACT OR OTHERWISE. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 6.9 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

Section 6.10 Specific Performance. The parties to this Agreement agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance its terms or was otherwise breached. Accordingly, the parties shall be entitled to specific performance, in addition to any other remedy to which they are entitled at law or in equity, for any breach or threatened breach of this Agreement. The parties to this Agreement acknowledge that the right of specific performance is an integral part of the transactions contemplated by this Agreement and without that right, none of the parties would have entered into this Agreement. The parties agree that the non-breaching party may seek (and the breaching party hereby agrees not to contest the non-breaching party’s ability to obtain) the equitable remedy of injunctive relief including, without limitation, an injunction or injunctions to prevent and enjoin such breaches in the Chosen Courts. In any Proceeding for specific performance, the parties will waive the defense of adequacy of a remedy at law, and the parties waive any requirement for the securing or posting of any bond in connection with the remedies referred to in this Section 6.10.

Section 6.11 Interpretation. Unless expressly provided for elsewhere in this Agreement, this Agreement will be interpreted in accordance with the following provisions: (a) the words “this Agreement,” “herein,” “hereby,” “hereunder,” “hereof,” and other equivalent words refer to this Agreement as an entirety and not solely to the particular portion, article, section, subsection or other subdivision of this Agreement in which any such word is used; (b) examples are not to be construed to limit, expressly or by implication, the matter they illustrate; (c) the word “including” and its derivatives means “including without limitation” and is a term of illustration and not of limitation; (d) all definitions set forth herein are deemed applicable whether the words defined are used herein in the singular or in the plural and correlative forms of defined terms have corresponding meanings; (e) the word “or” is not exclusive, and has the inclusive meaning represented by the phrase “and/or”; (f) a defined term has its defined meaning throughout this Agreement and each exhibit and schedule to this Agreement, regardless of whether it appears before or after the place where it is defined; (g) all references to prices, values or monetary amounts refer to United States dollars; (h) wherever used herein, any pronoun or pronouns will be deemed to include both the singular and plural and to cover all genders; (i) this Agreement has been jointly prepared by the parties hereto, and this Agreement will not be construed against any Person as the principal draftsperson hereof or thereof and no consideration may be given to any fact or presumption that any party had a greater or lesser hand in drafting this Agreement; (j) the captions of the articles, sections or subsections appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or extent of such section, or in any way affect this Agreement; (k) any references herein to a particular Section, Article or Exhibit means a Section or Article of, or an Exhibit to, this Agreement unless otherwise expressly stated herein; the Exhibit attached hereto is incorporated herein by reference and will be considered part of this Agreement; (l) unless otherwise specified herein, all accounting terms used herein will be interpreted, and all determinations with respect to accounting matters hereunder will be made, in accordance with GAAP, applied on a consistent basis; (m) all references to days mean calendar days unless otherwise provided; and (n) all references to time mean Eastern time.

Section 6.12 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

Section 6.13 Counterparts. This Agreement and any amendments may be executed in one or more counterparts, all of which will be considered one and the same agreement. This Agreement and any amendments will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. Each of the parties also agrees that all parties need not sign the same counterpart. Delivery of an executed signature page of this Agreement by facsimile or other customary means of electronic transmission (e.g., “pdf”) will be effective as delivery of a manually executed counterpart hereof and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party may raise the use of an electronic delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an electronic delivery, as a defense to the formation of a contract. Each party waives any such defense, except to the extent such defense relates to lack of authenticity.

Section 6.14 Severability. If any term or provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, as determined by a final judgment of a court of competent jurisdiction, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions be consummated as originally contemplated to the fullest extent possible.

Section 6.15 No Agreement Until Executed. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties to this Agreement unless and until: (a) the Merger Agreement is executed by the Parent, Merger Sub and the Company; and (b) this Agreement is executed by all parties to this Agreement.

Section 6.16 Non-Recourse. Notwithstanding anything to the contrary contained in this Agreement, this Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement, may only be made against the entities and persons that are expressly identified as parties in their capacities as such. No former, current or future equity holders, controlling persons, directors, officers, employees, general or limited partners, members, managers, agents or Affiliates of any party to this Agreement, or any former, current or future direct or indirect equity holder, controlling person, director, officer, employee, general or limited partner, member, manager, agent or Affiliate of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any representations made or alleged to be made in connection with this Agreement. Without limiting the rights of any party against the other parties to this Agreement, in no event shall any party or any of its Affiliates seek to enforce this Agreement against, or make any claims for breach of this Agreement against, any Non-Recourse Party. Nothing in this Agreement precludes the parties or any Non-Recourse Parties from exercising any rights, and nothing in this Agreement shall limit the liability or obligations of any Non-Recourse Party, in each case under the Merger Agreement or any other agreement to which they are specifically a party or an express third party beneficiary thereof. This Section 6.16 is subject to, and does not alter the scope or application of, Section 6.10.

Section 6.17 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent, Merger Sub or the Company any direct or indirect ownership or incidence of ownership of or with respect to the Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to each applicable Holder. Neither Parent nor Merger Sub shall have any authority to manage, direct, restrict, regulate, govern, or administer any of the policies or operations of the Company or exercise any power or authority to direct such Holder in the voting of any of the Shares, except as otherwise provided in this Agreement.

Section 6.18 Holder Obligations Several and Not Joint. The obligations of each Holder hereunder shall be several and not joint, and no Holder shall be liable for any breach of the terms of this Agreement by any other Holder.

Section 6.19 Mutual Drafting. Each party has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties. Accordingly, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

***Signature Pages Follow***

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

CITIZEN ENERGY OPERATING, LLC

By:

Name:
Title:

CITIZEN ENERGY PRESSBURG INC.

By:

Name:
Title:

Signature Page to Voting Agreement

ROAN RESOURCES, INC.

By:

Name: David M. Edwards
Title: Chief Financial Officer

Signature Page to Voting Agreement

[HOLDER]

By:

Name:
Title:

[HOLDER]

By:

Name:
Title:

Signature Page to Voting Agreement

SCHEDULE I

Holder and Address	Shares
[Holder]	[____]
[Holder]	[____]

Schedule I-1